EXHIBIT 23.3


               CONSENT OF DELOITTE & TOUCHE, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Sylvan Learning Systems, Inc., on Form S-3 and the Prospectus, which is part of this Registration Statement, of our report dated July 27, 1998, with respect to the consolidated financial statements of Anglo-World Education (UK) Limited and Subsidiaries included in Sylvan Learning Systems, Inc.'s Current Report on Form 8-K dated July 29, 1998.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE
_____________________
Southampton
United Kingdom
May 20, 1999